UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         LIFE CRITICAL CARE CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                  52-0980785
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


3333 W. Commercial Blvd., Suite 203
           Fort Lauderdale, Florida                             33309
(Address of principal executive offices)                    (Zip Code)

      Securities to be  registered  pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

None                                              None

      Securities to be  registered  pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Common Stock, par value $.01 per share, of the Registrant to be registered hereby is incorporated herein by reference to the description contained under the caption "Description of Capital Stock" of the Registration Statement on Form SB-2 (File No. 333-14755), as filed with the Securities and Exchange Commission on October 24, 1996, as amended from time to time.

Item 2.  Exhibits.

Exhibit
Number   Description


1.1               Specimen  certificate  for  shares of the  Registrant's
                  Common Stock, par value $.01 per share (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form SB-2 (File No. 333-14755)).

2.1 Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 (File No. 333-14755)).

2.2 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (File No. 333-14755)).

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       LIFE CRITICAL CARE CORPORATION



Date: December 10, 1996                By:/s/ Thomas H. White
                                          ___________________________________
                                          Thomas H. White
                                          President and Chief Executive Officer